Exhibit 99.1

Stanley Black & Decker Reports Record 3Q 2020 Results

New Britain, Connecticut, October 27, 2020 … Stanley Black & Decker (NYSE: SWK) today announced third quarter 2020 financial results.

•3Q’20 Revenues Totaled $3.9 Billion, Up 6% Versus Prior Year Led By 11% Organic Growth In Tools & Storage
•The Gross Margin Rate Was 35.7%; Excluding Charges, The Gross Margin Rate Was 35.9% Up 160 Basis Points Versus Prior Year
•The Operating Margin Rate Was 16.6%; Excluding Charges, The Operating Margin Rate Was A Record 17.7%, Up 320 Basis Points Versus Prior Year, Aided By Cost Control, The Margin Resiliency Initiatives, Volume Leverage And Price Realization
•3Q’20 Diluted GAAP EPS Was $2.44; Excluding Charges, 3Q’20 Diluted EPS Was A Record $2.89, Up 36% Versus 3Q’19
•Free Cash Flow In the Quarter Was $615 Million Bringing The Year To Date Total To $391 Million, Up $412 Million Versus Prior Year
•The Company Expects Continued Strong Operating Results In 4Q’20 And Will Share Its Scenario Planning Framework On Today’s Earnings Call

3Q’20 Key Points:

•Net sales for the quarter were $3.9 billion, up 6% versus prior year, with volume (+3%), acquisitions (+2%) and price (+1%) contributing to the growth. Approximately $100-$125M of promotional shipments in Tools & Storage shifted into October from September, impacting the segment for the quarter vs 3Q’20 revenue planning assumptions communicated in late August by 4-5pts.

•The gross margin rate for the quarter was 35.7%. Excluding charges, the rate was 35.9%, up 160 basis points versus prior year as volume, productivity, cost management and price more than offset higher currency and operating costs related to the pandemic.

•SG&A expenses were 19.2% of sales. Excluding charges, SG&A expenses were 18.3% of sales compared to 19.8% in 3Q’19, reflecting the benefits of previously announced cost management programs.

Exhibit 99.1
•The tax rate was 16.7%. Excluding charges, the tax rate was 17.8% versus 21.5% in 3Q’19.

•Working capital turns for the quarter were 7.0, up 1.1 turns from prior year.

Stanley Black & Decker’s President and CEO, James M. Loree, commented, “The third quarter was one of the most remarkable and memorable quarters in my 20+ years with the company. In the third quarter we successfully pivoted to organic growth, capturing the strong demand trends in Tools & Storage while leveraging our swift and effective cost actions to deliver record operating margins and earnings per share as well as impressive free cash flow. The agility of our team and its ability to navigate, collaborate and shift key areas of focus during this period was truly a differentiator for us, and I want to thank our 54,000 employees around the globe for their efforts.

“Our critical priorities to guide our decision making since the onset of the pandemic remain unchanged: (1) ensuring the health and safety of our employees and supply chain partners; (2) maintaining business continuity and financial strength and stability; (3) serving our customers as they provide essential products and services to the world; and (4) doing our part to mitigate the impact of the virus across the globe. It’s critical for us to sustain this focus which has helped us ensure strong financial performance during this challenging period as we continue to face uncertainty associated with COVID-19. In that regard, we will retain discipline on costs and the cost savings programs put in place earlier this year, while we simultaneously make investments in key growth areas associated with society’s nesting and reconnecting with the home and outdoors, e-Commerce and health and safety.”

3Q’20 Segment Results

($ in M)
	Sales	Profit	Charges[1]	Profit Ex-Charges[1]	Profit Rate	Profit Rate Ex-Charges[1]

Tools & Storage	$2,804	$597.1	$5.6	$602.7	21.3%	21.5%

Industrial	$587	$63.8	$8.4	$72.2	10.9%	12.3%

Security	$460	$39.3	$11.1	$50.4	8.6%	11.0%

1 See Merger And Acquisition (“M&A”) Related And Other Charges On Page 4

Exhibit 99.1

•Tools & Storage net sales increased 11% versus 3Q’19 from the benefit of volume (+10%) and price (+1%). Organic revenues across all regions were positive benefitting from consumers reconnecting with the home and positive e-Commerce trends that have emerged during the pandemic, with North America +11%, Europe +12% and emerging markets +11%. This strong growth occurred even as certain shipments planned for September shifted into October. North America organic growth was driven by strong DIY and professional demand in retail and e-Commerce channels which was partially offset by declines in industrial-focused customers. Exceptionally strong point-of-sale demand in U.S. retail continued through the end of 3Q’20 as we observed only modest improvement in retailer inventory levels. Europe benefitted from similar trends. Emerging markets enjoyed a Latin America-led recovery that began in August. Overall the Tools & Storage segment profit rate, excluding charges, was a record 21.5%, up 490 basis points versus 3Q’19, with volume, productivity, cost control and price all contributing.

•Industrial net sales declined 7% versus 3Q’19 as the CAM acquisition (+10%) and currency (+1%) was offset by volume (-18%). Gradual market recoveries continued across many of the businesses with automotive end markets showing the largest sequential improvement. Engineered Fastening organic revenues were down 14% due to lower global automotive light vehicle and general industrial production. Infrastructure organic revenues were down 25% from lower volumes in Attachment Tools and a sharp reduction in oil & gas pipeline construction. The overall Industrial segment profit rate, excluding charges, was 12.3%, down from the 3Q’19 rate, as the unfavorable impact from market driven volume declines was partially mitigated by effective cost control. However, the rate increased 350 basis points sequentially and the segment is positioned well from a cost perspective as markets continue to improve and should eventually demonstrate growth.

•Security net sales declined 1% versus 3Q’19 as currency (+2%) and price (+1%) was offset by lower volume (-4%) related to market driven declines. North America declined 3% primarily due to lower installations in commercial electronic security and healthcare due to the pandemic. Europe was down 2% organically as growth within France and the Nordics was offset by lower volume in the UK. Order rates in electronic security have gained momentum since the trough and the backlog remains in a healthy position. The overall Security segment profit rate, excluding charges, was 11.0%, which was approximately flat with the 3Q’19 rate of 10.9%, as price and cost control more than offset the impact from lower

Exhibit 99.1
volume and growth investments. Gross margin rate in Security expanded 90 basis points versus 3Q’19.

2020 Outlook

The Company withdrew its full year guidance in April as a result of the uncertain macro environment and will continue to refrain from providing such guidance at this time. Management will discuss its 2020 scenario planning assumptions on today’s earnings call.

The cost reduction program announced on April 2 is expected to deliver $500 million in cost savings in 2020. During the third quarter, $175 million of savings were realized, bringing the year-to-date total to $350 million. Currently, the carryover benefit into 2021 is $125 million.

Donald Allan Jr., Executive Vice President and CFO, commented, “The effort and execution by the organization in the third quarter resulted in a historically strong financial performance, considering the operating environment. Our Security and Industrial businesses are on track to preserve a significant amount of earnings potential during the downturn and Tools & Storage is now set up to reset margin rates to new higher levels.

“As we close out this year and prepare for 2021, we are preserving operational flexibility to serve the strengthening demand in many of our businesses while executing on our cost reduction and margin resiliency programs. While the demand environment remains uncertain, our visibility is improving, and we are investing in growth and efficiency programs to position our businesses to capitalize on improved markets, deliver share gain and support margin expansion. We remain focused on maintaining a strong operational foundation and balance sheet and we are confident in our ability to generate significant future shareholder value.”

Merger And Acquisition (“M&A”) Related And Other Charges

Total pre-tax M&A related and other charges in 3Q'20 were $89.0 million, primarily related to the cost reduction program, Security business transformation and margin resiliency initiatives, and non-cash inventory step-up charges. Gross margin included $7.0 million of these charges while SG&A included $36.0 million. Other, net and Restructuring included $3.2 million and $42.8 million of these charges, respectively.

Share of net earnings of equity method investment included $2.7 million of charges.

Exhibit 99.1
The Company will host a conference call with investors today, October 27, 2020, at 8:00 am ET. A slide presentation which will accompany the call will be available at www.stanleyblackanddecker.com and will remain available after the call.

The call will be accessible by telephone within the U.S. at (877) 930-8285, from outside the U.S. at +1 (253) 336-8297, and via the Internet at www.stanleyblackanddecker.com. To participate, please register on the website at least fifteen minutes prior to the call and download and install any necessary audio software. Please use the conference identification number 5465377. A replay will also be available two hours after the call and can be accessed at (855) 859-2056 or +1 (404) 537-3406 using the passcode 5465377. The replay will also be available as a podcast within 24 hours and can be accessed on our website and via iTunes.

Stanley Black & Decker, an S&P 500 company, is a diversified global provider of hand tools, power tools and related accessories, electronic security solutions, healthcare solutions, engineered fastening systems, and more. Learn more at www.stanleyblackanddecker.com.

Exhibit 99.1
Investor Contacts:

Dennis Lange
Vice President, Investor Relations
dennis.lange@sbdinc.com
(860) 827-3833

Cort Kaufman
Director, Investor Relations
cort.kaufman@sbdinc.com
(860) 515-2741

Media Contacts:

Shannon Lapierre
Vice President, Communications & Public Relations
shannon.lapierre@sbdinc.com
(860) 827-3575

Organic sales growth is defined as total sales growth less the sales of companies acquired and divested in the past twelve months and any foreign currency impacts. Operating margin is defined as sales less cost of sales and selling, general and administrative expenses. Management uses operating margin and its percentage of net sales as key measures to assess the performance of the Company as a whole, as well as the related measures at the segment level. Free cash flow is defined as cash flow from operations less capital and software expenditures. Management considers free cash flow an important indicator of its liquidity, as well as its ability to fund future growth and to provide a return to the shareowners. Free cash flow does not include deductions for mandatory debt service, other borrowing activity, discretionary dividends on the Company’s common and preferred stock and business acquisitions, among other items. Free cash flow conversion is defined as free cash flow divided by net income. The normalized statement of operations and business segment information, as reconciled to GAAP on pages 12 through 15, is considered relevant to aid analysis of the Company’s margin and earnings results aside from the material impact of the M&A related and other charges.

Exhibit 99.1
CAUTIONARY STATEMENTS
Under the Private Securities Litigation Reform Act of 1995

This document contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are "forward-looking statements" for purposes of federal and state securities laws, including any projections or guidance of earnings, revenue or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning proposed new products, services or developments; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing. Forward-looking statements may include, among other, the words "may," "will," "estimate," "intend," "continue," "believe," "expect," "anticipate" or any other similar words.

Although the Company believes that the expectations reflected in any of its forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of its forward-looking statements. The Company's future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, such as those disclosed or incorporated by reference in the Company's filings with the Securities and Exchange Commission.

Important factors that could cause the Company's actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in its forward-looking statements include, among others, the following: (i) successfully developing, marketing and achieving sales from new products and services and the continued acceptance of current products and services; (ii) macroeconomic factors, including global and regional business conditions (such as Brexit), commodity prices, inflation, and currency exchange rates; (iii) laws, regulations and governmental policies affecting the Company's activities in the countries where it does business, including those related to tariffs, taxation, and trade controls; (iv) the economic environment of emerging markets, particularly Latin America, Russia, China and Turkey; (v) realizing the anticipated benefits of mergers, acquisitions, joint ventures, strategic alliances or divestitures, including the successful integration of the CAM acquisition into the Company and the return to production of the Boeing 737 MAX; (vi) pricing pressure and other changes within competitive markets; (vii) availability and price of raw materials, component parts, freight, energy, labor and sourced finished goods; (viii) the impact the tightened credit markets may have on the Company or its customers or suppliers; (ix) the extent to which the Company has to write off accounts receivable or assets or experiences supply chain disruptions in connection with bankruptcy filings by customers or suppliers; (x) the Company's ability to identify and effectively execute productivity improvements and cost reductions; (xi) potential business and distribution disruptions, including those related to physical security threats, information technology or cyber-attacks, epidemics, sanctions or natural disasters; (xii) the effects of COVID-19 and the related impact on the Company's liquidity and operations, including demand for its products, as well as the effectiveness of the Company's associated cost-saving measures; (xiii) the continued consolidation of customers, particularly in consumer channels; (xiv) managing franchisee relationships; (xv) the impact of poor weather conditions; (xvi) maintaining or improving production rates in the Company's manufacturing facilities, responding to significant changes in product demand and fulfilling demand for new and existing products; (xvii) changes in the competitive landscape in the Company's markets; (xviii) the Company's non-U.S. operations, including sales to non-U.S. customers; (xix) the impact from demand changes within world-wide markets associated with homebuilding and remodeling; (xx) potential adverse developments in new or pending litigation and/or government investigations; (xxi) changes in the Company's ability to obtain debt on commercially reasonable terms and at competitive rates; (xxii) substantial pension and other postretirement benefit obligations; (xxiii) potential environmental liabilities; (xxiv) work stoppages or other labor disruptions; and (xxv) changes in accounting estimates.

Additional factors that could cause actual results to differ materially from forward-looking statements are set forth in the Annual Report on Form 10-K and in the Quarterly Report on Form 10-Q, including under the heading "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and in the Consolidated Financial Statements and the related Notes.

Forward-looking statements in this press release speak only as of the date hereof, and forward-looking statements in documents attached that are incorporated by reference speak only as of the date of those documents. The Company does not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.